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                             TECHNOLOGY LICENSE AGREEMENT

     This Technology License Agreement is effective as of November 17, 1999, by and between Alex, LLC, a New Mexico Limited Liability company, located at 1518 Cornell N.E., Albuquerque, NM 87106 ("Licensor") and Protalex, Inc. a New Mexico corporation, located at P.O. Box 30952, Albuquerque, NM 87190 ("Licensee").

                                       RECITALS

     A.   Licensor is the owner of the Technology defined below.

     B. Licensee desires to license the Technology pursuant to the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

     1.1 INTELLECTUAL PROPERTY RIGHTS. The term "Intellectual Property Rights" means all United States and worldwide trademarks, service marks, trade names, trade dress, logos, copyrights, rights of authorship, inventions, moral rights, patents, rights of inventorship, all applications, registrations and renewals in connection with any of the above, database rights, trade secrets, rights of publicity, privacy and/or defamation, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related there.

     1.2 PERMITTED PRODUCTS. The term "Permitted Products" means a directly injectable liquid or solution, pill, caplet, capsule, patch, or other physical product form determined by Licensee that is derived from or incorporates the Technology and that is solely used for the therapeutic treatment of rheumatoid arthritis and other forms of arthritis, and no other diseases or medical or health related problems.

     1.3 PROTOCOLS. The term "Protocols" means a factual description of the clinical drug study and of the research subjects, site and duration of the study, exclusion and inclusion criteria for research subjects, source of research material, purpose and background of the study which supports the scientific value of the study, the clinical regimen (i.e., drug protocol that includes drug and placebo administration and dosages, clinical evaluations, statistical methods and considerations), risks and benefits, alternative treatments, compensation to subjects, costs to subjects, consent forms, disclosure of financial interests and other conflicts of interest, and other related records and materials.

     1.4 TECHNOLOGY. The term "Technology" means (a) the use of a specific protein or its derivatives identified by Licensor and provided to Licensee to treat rheumatoid arthritis and perhaps other forms of arthritis; and (b) the submolecule or submolecules of proteins or their derivatives developed and selected by Licensor to be used for therapeutic purposes.

                                      ARTICLE 2

                                   GRANT OF LICENSE

          2.1 LICENSE. Subject to Licensee's performance of all of the provisions of this Agreement, Licensor hereby grants to Licensee an exclusive, perpetual, non-transferable, indivisible, worldwide license ("License"), without the right to sublicense, to use or incorporate the Technology only to develop Protocols for the Permitted Products, and to use or incorporate the Technology to design, develop, test, market, sell and distribute the Permitted Products, and for no other purpose. The parties agree that the exclusive nature of the License only relates to the Permitted Products; in other words, Licensor will not license the Technology to another party to develop Permitted

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Products; but Licensor has the unilateral right to license the Technology to other parties in order to treat other diseases and/or to develop any other products except for the Permitted Products.

          2.2 RESTRICTIONS. Notwithstanding the License granted in Section 2.1, Licensee shall not directly or indirectly:

               (a) Integrate or incorporate the Technology into any other products or materials other than Permitted Products and Protocols and/or adapt, implement or otherwise exploit the Technology to develop, create, produce, sell or distribute any products or things other than the Permitted Products and Protocols;

               (b) Prepare, develop, make or have made, sell or otherwise distribute any derivative works based upon the Technology;

               (c) Modify, reconstruct, extract, merge, re-analyze or reverse engineer any potions of the Technology;

               (d) Grant any sublicenses or any other subsidiary uses of the Technology; and/or

               (e) Disclose, transfer or otherwise make available the Technology to any of Licensee's employees who do not have a specific need to know in order to perform Licensee's obligations under this Agreement, and/or to any other third party or entity at any time.

          2.3 RIGHTS RESERVED. Notwithstanding anything to the contrary contained herein, all rights not specifically granted in this Agreement to Licensee shall be reserved and remain always with Licensor.

          2.4 DELIVERY OF TECHNOLOGY. Upon executing this Agreement, Licensor will deliver to Licensee all necessary materials constituting the Technology.

          2.5 NO WARRANTY. Licensee agrees that it licenses the Technology "AS-IS" without any warranty of any kind from Licensor. In light of ongoing research and development, Licensor specifically does not warrant that the Technology will successfully or effectively treat, arrest or cure rheumatoid arthritis or other autoimmune diseases, that the Technology will be useful in developing Permitted Products, or that the Technology will have any desired therapeutic efficacy. LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES REGARDING THE TECHNOLOGY AND/OR ANY SERVICES PROVIDED BY LICENSOR TO LICENSEE, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR BASED ON COURSE OF CONDUCT OR TRADE CUSTOM OR USAGE.

                                      ARTICLE 3

                                FINANCIAL ARRANGEMENTS

     3.1 LICENSE FEE. In exchange for the License granted herein, Licensee shall pay to Licensor a non-refundable license fee in the amount of Twenty Thousand Dollars ($20,000) ("License Fee").

     3.2 PAYMENT OF LICENSE FEE. Licensee shall pay the License Fee to Licensor immediately upon executing this Agreement.

     3.3  NO ROYALTIES.   Except for the payment of the License Fee to Licensor,
Licensee should not be obligated to pay any royalties or any monies to Licensor from the sale or other distribution of the Permitted Products.

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                                      ARTICLE 4

                                   PROPERTY RIGHTS

     4.1 LICENSOR'S RIGHTS. Title to the Technology shall always remain with Licensor, and Licensee shall not acquire any interest therein except the limited right to use the same pursuant to this Agreement. The parties agree that Licensor shall solely own and have exclusive worldwide right, title and interest in and to the Technology, and to all modifications, enhancements and derivative works thereof, and in all Intellectual Property Rights related thereto.
Licensee shall not challenge, contest or otherwise impair Licensor's ownership of the Technology or the validity or enforceability of Licensor's Intellectual Property Rights related thereto.

     4.2 LICENSEE'S RIGHTS. Licensor shall not acquire any interest in the Permitted Products or the Protocols, except that Licensor shall retain all rights in the Technology that may be incorporated into the Permitted Products. As between Licensor and Licensee, Licensee shall solely own and have exclusive worldwide right, title and interest in and to the Permitted Products and the Protocols (except the Technology incorporated therein), and to all modifications, enhancements and derivative works of the Permitted Products and the Protocols (except as they may relate to the Technology which shall be retained by Licensor), and in all Intellectual Property Rights related thereto (except for the Intellectual Property Rights related to the Technology that may be incorporated into the Permitted Products).

     4.3 USE OF LICENSOR'S NAME. Licensee shall not use any trade name, corporate name, business name, trademark, or service mark of Licensor, or any confusingly similar mark or name in connection with the advertising, marketing, sale, or distribution of the Permitted Products. Licensee agrees that the granting of the License herein shall not constitute Licensor's approval, acquiescence, or agreement of Licensee's use of the Technology and/or its development of the Protocols and the Permitted Products. In addition, Licensee shall not use Licensor's name in any way with respect to any applications or other submissions to the Federal Drug Administration ("FDA"), the Center for Drug Evaluation and Research ("CDER"), the Office of Protection from Research Risks ("OPRR"), any agency under the purview of the Department of Health and Human Services ("DHHS"), or any other private or governmental entities without Licensor's prior written consent.

     4.4 CONFIDENTIALITY. Licensee agrees that during the performance of this Agreement, Licensor may disclose to Licensee confidential information regarding its business, including without limitation the Technology, other documentation, know-how, inventions, formulae, designs, research and development activities and other proprietary information which constitutes trade secrets of Licensor (collectively "Confidential Information"). Licensee shall not in any way disclose, copy, modify, distribute or otherwise transfer Licensor's Confidential Information, or any part thereof, to any other person or entity at any time. Licensee has the right to disclose the Confidential Information only to its employees who have a specific need to know in order to perform Licensee's obligations hereunder, but Licensee shall be responsible for all of its employees' actions. Licensee shall use Licensor's Confidential Information only to properly fulfill its obligations hereunder, and not for any other purpose. Licensor does not represent that the Confidential Information it may disclose hereunder will meet the requirements of Licensee or that the Confidential Information when combined with other information or when used in a particular way by Licensee will be sufficient or suitable for Licensee's purpose. Upon Licensor's request, Licensee shall immediately return to Licensor the originals and all copies of any Confidential Information, whether on magnetic media, written materials or otherwise.

     4.5 ENFORCEMENT. Both parties agree that Licensor will be irreparably harmed and money damages would be inadequate compensation to Licensor in the event Licensee breaches any provision of this Agreement. Accordingly, all of the provisions of this Agreement shall be specifically enforceable by injunctive and other relief against Licensee, in addition to any other remedies available to Licensor, for Licensee's breach of any provision of this Agreement.

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     4.6  PROPRIETARY NOTICES.  Licensee shall not remove, alter or render illegible any patent or other proprietary notices of Licensor that are included in any of the materials regarding the Technology that Licensor provides to Licensee. Additionally, upon Licensor's request, Licensee shall affix to the Permitted Products and to the product packaging, labels, containers, advertising and promotional materials regarding the Permitted Products, any appropriate patent notices or any proprietary markings specified by Licensor.

     4.7 PATENTS. It is anticipated by the parties that Licensor will file one or more patent applications covering the Technology. At this time, however, the parties are not aware of whether Licensor will be issued a patent for the use of the Technology solely to treat arthritis. If Licensor is ultimately issued any patents that deal exclusively with the use of the Technology for arthritis, then Licensor agrees to amend this Agreement to grant to Licensee an exclusive license under such limited patent(s). On the other hand, if Licensor is issued a patent or patents covering use of the Technology for arthritis and other diseases or applications, Licensor agrees that it will not enforce any of its rights under such patents against Licensee provided that Licensee complies with all of the provisions of this Agreement, and Licensor agrees that it will not assign such patents to any third party unless such third party similarly agrees not to enforce any of the rights under such patents against Licensee, provided that Licensee complies with all of the provisions hereunder.

     4.8 INFRINGEMENT. Licensee agrees to notify Licensor of any conduct or actions on the part of third parties which it deems to be an infringement or other violation of the Technology. In such event, Licensor shall have the right to bring an action for infringement or other appropriate action with respect thereto. Licensor shall exclusively control the prosecution or settlement of any such action, and shall bring such action in the name of Licensor only or in the name of both Licensor and Licensee at Licensor's option. Licensee agrees, at Licensor's expense, to fully cooperate with Licensor in any such action and provide Licensor with all information and assistance reasonably requested by Licensor.

                                      ARTICLE 5

                                 ADDITIONAL COVENANTS

     5.1 TECHNICAL SUPPORT. Licensor may from time to time provide technical support or other services to Licensee regarding the use of the Technology, development of the Protocols or Permitted Products, submissions to the FDA or other governmental entities, clinical testing and trials, or other matters. Licensee shall, at its expense, be solely responsible for filing and obtaining Investigational New Drug (IND) Applications and New Drug Applications ("NDA"), for conducting clinical trials and testing, and for developing the Protocols and Permitted Products.

     5.2 INSPECTION. Licensee agrees to allow Licensor or its authorized representatives at reasonable times with reasonable advance notice to enter the premises of Licensee, or any premise where the Technology is being used, in order to inspect Licensee's use of the Technology and compliance with all of the provisions of this Agreement.

     5.3 COMPLIANCE WITH LAWS. Licensee agrees that the Technology will be used and the Protocols and Permitted Products will be developed and produced in accordance with all applicable laws and regulations and in compliance with any regulatory or governmental agency that has jurisdiction over such matters. Licensee also agrees that it will not export or reexport any of the Technology or Licensor's Confidential Information to any country or territory that is prohibited from receiving such materials under any applicable laws of the United States, including without limitation the United States export laws and regulations. With respect to Licensee's employees to whom it is permitted to disclose the Technology, Licensee will disclose the Technology only to United States citizens or persons lawfully admitted for permanent residence so that such disclosure will not constitute an export.

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                                      ARTICLE 6

                              ALLOCATION OF LIABILITIES

     6.1 LICENSOR'S INDEMNITY. Licensor shall indemnify, defend and hold harmless Licensee, its officers, directors, shareholders, employees, attorneys, accountants, parent and affiliate entities, agents and representatives against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorney's fees and costs, whether or not a lawsuit or other proceeding is filed, that in any way arise out of or relate to (a) any dispute or claim that the Technology infringes upon or violates any third party's Intellectual Property Rights under the laws of any country, (b) the negligent or willful acts or omissions of Licensor, and/or (c) Licensor's breach of any provision of this Agreement. Licensor shall have exclusive control over the settlement or defense of such claims or actions; provided, however, if Licensee determines that there would be a conflict of interest by Licensor's representation or such representation would otherwise adversely affect Licensee, Licensee has the right, at its expense, to participate and defend itself in such actions. Licensee shall give Licensor, at Licensor's expense, all information and assistance reasonably requested by Licensor to settle or defend such claims or actions. Licensor shall be entitled to retain all monetary proceeds, attorney's fees, costs and other rewards it receives as a result of defending or settling such claims. In the event Licensor fails to promptly indemnify and defend such claims and/or pay Licensee's expenses, as provided above, Licensee shall have the right to defend itself, and in that case, Licensor shall reimburse Licensee for all of its reasonable attorney's fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of Licensee's written requests. This Section 6.1 constitutes Licensor's exclusive liability for infringement or violation of any third party's Intellectual Property Rights.

     6.2 LICENSEE'S INDEMNITY. Licensee shall indemnify, defend and hold harmless Licensor, its members, managers, officers, directors, employees, attorneys, accountants, parent and affiliate entities, agents and representatives against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorney's fees and costs, whether or not a lawsuit or other proceeding is filed, that in any way arise out of or relate to (a) any dispute or claim that the Protocols, Permitted Products and/or Licensee's use of the Technology infringe upon or violate any third party's Intellectual Property Rights under the laws of any country, (b) the development, manufacture, testing, promotion, sale, license or other distribution of the Permitted Products, (c) Licensee's INDs, NDAs or other submissions to or actions before the FDA or any other governmental agencies, (d) Licensee's clinical testing and trials, (e) the negligent or willful acts or omissions of Licensee, and/or (f) Licensee's breach of any provision of this Agreement. Licensee shall have exclusive control over the settlement or defense of such claims or actions; provided, however, if Licensor determines that there would be a conflict of interest by Licensee's representation or such representation would otherwise adversely affect Licensor, Licensor has the right, at its expense, to participate and defend itself in such actions. Licensor shall give Licensee, at Licensee's expense, all information and assistance reasonably requested by Licensee to settle or defend such claims or actions. Licensee shall be entitled to retain all monetary proceeds, attorney's fees, costs and other rewards it receives as a result of defending or settling such claims. In the event Licensee fails to promptly indemnify and defend such claims and/or pay Licensor's expenses, as provided above, Licensor shall have the right to defend itself, and in that case, Licensee shall reimburse Licensor for all of its reasonable attorney's fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of Licensor's written requests. This Section 6.2 constitutes Licensee's exclusive liability for infringement or violation of any third party's Intellectual Property Rights.

     6.3 LIMITATION OF LIABILITY. EXCEPT FOR EITHER PARTY'S VIOLATION OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, AND EXCEPT FOR EACH PARTY'S INDEMNITY OBLIGATIONS UNDER THIS ARTICLE 6, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT, THE BREACH THEREOF, THE USE OR INABILITY TO USE THE TECHNOLOGY, THE RESULTS GENERATED FROM THE USE OF THE TECHNOLOGY, THE PROTOCOLS OR PERMITTED PRODUCTS, LOSS OF GOODWILL OR PROFITS, LOST BUSINESS HOWEVER CHARACTERIZED AND/OR FROM ANY OTHER CAUSE WHATSOEVER. THE PARTIES FURTHER AGREE THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER

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PROVISION SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK
ALLOCATION BETWEEN THE PARTIES AND SHALL BE SEPARATELY ENFORCED.

                                      ARTICLE 7

                                     TERMINATION

     7.1 TERMINATION. Either party shall be entitled to terminate this Agreement on thirty (30) days' prior written notice to the other party in the event the other party breaches any of the material obligations on its part to be performed hereunder and fails to cure such breach within thirty (30) days of receiving written notice of such breach. In addition, the breach of Sections 2.1, 2.2, 4.1 and 4.2 shall be deemed non-curable and the non-breaching party then has the right to immediately terminate this Agreement. The provisions of Sections 2.2, 2.3, 2.5, 4.1, 4.2, 4.3, 4.4, 4.5 Articles 6, 7 and 8 shall survive the termination of this Agreement.

     7.2 CESSATION OF USE. Upon termination of this Agreement: (a) the License to use the Technology shall automatically revert to Licensor, and Licensee shall thereafter immediately stop using the Technology in any way; (b) Licensee shall not further incorporate the Technology in the Permitted Products and/or produce, sell or distribute the Permitted Products; (c) Licensee shall return to Licensor all Confidential Information previously disclosed to Licensee; and (d) Licensee shall remain liable for all of its obligations hereunder that accrued prior to the date of termination.

     7.3 CUMULATIVE REMEDIES. All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each party at law, equity or otherwise.

                                      ARTICLE 8

                                  GENERAL PROVISIONS

     8.1 RELATIONSHIP OF PARTIES. The relationship between the parties is only that of a licensor and licensee. Neither party is the agent or legal representative of the other party, and neither party has the right or authority to bind the other party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

     8.2 GOVERNING LAW AND VENUE. This Agreement shall be interpreted and enforced according to the laws of the State of New Mexico, without application of its conflicts or choice of law rules. This Agreement shall be deemed to be performed in Albuquerque, New Mexico. Both parties irrevocably submit to the jurisdiction of the state or federal courts located in Albuquerque, New Mexico for any action or proceeding regarding this Agreement, and both parties waive any right to object to the jurisdiction or venue of the courts in Albuquerque, New Mexico.

     8.3 ASSIGNMENT. Licensee acknowledges that the favorable terms of this Agreement were granted to Licensee only because of Licensee's experience, and that the substitution of any party by Licensee would destroy the intent of the parties. Accordingly, Licensee shall have no right to assign, delegate, transfer or otherwise encumber this Agreement or any portion thereof without Licensor's prior written consent which can be arbitrarily withheld. In addition, Licensor shall not transfer, sell or otherwise dispose of the Technology to a third party unless it concurrently transfers this Agreement and such third party or transferee agrees to be bound by this Agreement.

     8.4 COUNTERPARTS. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

     8.5 WAIVER. The failure of either party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against the other party, unless such failure or waiver is in writing.

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     8.6  SEVERABILITY.  If any provision, or part thereof, of this Agreement is judicially declared invalid, void or unenforceable, each and every other provision, or part thereof, nevertheless shall continue in full force and effect, and the unenforceable provision shall be changed or interpreted so as best to accomplish the objectives and intent of such provision within the limits of applicable law.

     8.7 ATTORNEY'S FEES. In the event a dispute arises regarding this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and expenses incurred in addition to any other relief to which it is entitled.

     8.8 NOTICE. All notices, requests or other communications under this Agreement shall be in writing, and shall be sent to the parties at their addresses listed on page 1 above, and shall be deemed to have been duly given on the date of service if sent by facsimile (provided a hard copy is sent in one of the manners specified below), or on the day following service if sent by overnight air courier service with next day delivery with written confirmation of delivery, or five (5) days after mailing if sent by first class, registered or certified mail, return receipt requested. Each party is required to notify the other party in the above manner of any change of address or project manager.

     8.9 FURTHER ASSURANCES. Both parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

     8.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether oral or written regarding the subject matter hereof. This Agreement shall be modified or amended only by a writing signed by both Licensor and Licensee.

     8.11 RECITALS. The parties agree that each and every recital of this Agreement shall be a covenant and agreement as well as a recital of this Agreement.

     8.12 AUTHORITY. The parties executing this Agreement on behalf of Licensor and Licensee represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

     8.13 CAPTIONS. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.

     8.14 REPRESENTATION. Licensor and Licensee acknowledge that both parties have requested the law firm of Luce, Forward, Hamilton and Scripps to represent both of their interests with respect to this License Agreement and the related transactions between them. Accordingly, each party acknowledges that as a result of such joint representation, a potential or actual conflict of interest exists or may arise regarding Luce, Forward's representation of both parties. Each party further acknowledges and agrees that each has been recommended by Luce, Forward to seek the advice of independent counsel regarding this Agreement and the related transactions between the parties, and that each party has had more than sufficient opportunity to seek the advice of such independent counsel. Nevertheless, each party reiterates that each has specifically requested Luce, Forward to represent both of their interests with respect to this Agreement and the related transactions, and to continue to represent their respective interests in the future. As a result, Licensor and Licensee each irrevocably waive any potential or actual conflict of interest that may arise as a result of Luce, Forward's common representation as discussed above for any and all purposes and for all time.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LICENSOR                                LICENSEE

ALEX, LLC, a New Mexico Limited         PROTALEX, INC., a New Mexico
Liability company                       corporation


By: /s/  Paul L. Mann                   By: /s/  John E. Doherty
   -------------------------------         -------------------------------
      Name: Paul L. Mann                      Name: John E. Doherty
           -----------------------                 -----------------------
      Title: Managing Member                  Title: President
            ----------------------                  ----------------------